UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 29, 2012

HOMESTREET, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Ste. 2000, Seattle, WA 98101

(Address of principal executive offices) (Zip Code)

(206) 623-3050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

On February 28, 2012, the HomeStreet, Inc. (the “Company”) filed an amendment to its Articles of Incorporation establishing a two-for-one forward stock split, effective at 11:59 p.m. Pacific Time on March 6, 2012.

Item 8.01	Other Events

On February 29, 2012, HomeStreet, Inc. (the “Company”) issued a press release announcing the approval of a two-for-one forward split of the Company’s common stock, to be effective as of 11:59 p.m. on March 6, 2012. The total number of shares of common stock outstanding will increase from approximately 3.59 million to approximately 7.17 million and the total authorized common stock will increase from 40,000,000 shares to 80,000,000 shares. The full text of articles of amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and the full text of the Company’s press release is included as Exhibit 99.1 and both are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 3.1 Amendment to Second Amended and Restated Articles of Incorporation of HomeStreet, Inc.

Exhibit 99.1 Press Release issued by HomeStreet, Inc. dated February 29, 2012 regarding its stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2012.

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary